                                                                 EXHIBIT 10.13

                AMENDED AND RESTATED ASSET MANAGEMENT AGREEMENT


         THIS AMENDED AND RESTATED ASSET MANAGEMENT AGREEMENT ("Agreement") is made and entered into August 31, 1997, to be effective as of July 31, 1997, by and between RoseStar Southwest, LLC, a Delaware limited liability company ("RoseStar Southwest"), and The Varma Group, Inc. ("Manager").

                                    RECITALS

         A. Manager and RoseStar Southwest entered into an Asset Management Agreement dated as of May 1, 1996 (the "Original Southwest Management Agreement") pursuant to which Manager agreed to provide management services with respect to RoseStar Southwest's assets, including its interests as the lessee of the Hyatt Regency Hotel in Albuquerque, New Mexico, and the Hyatt Regency Beaver Creek in Avon, Colorado (the "Hotels") under long-term lease agreements (the "Leases") with the respective owners of those properties (the "Owners"). Each of the Hotels is operated by hotel management operators ("Operators") under long-term operation or management agreements ("Management Agreements"). RoseStar Southwest entered into the Original Southwest Management Agreement to obtain the services of a company with principals qualified and experienced in asset and hotel management and supervision of the Operators, in order to fulfill RoseStar Southwest's obligations under the Leases and to assure proper supervision and management of RoseStar Southwest's interests as lessee under the Leases.

         B. Manager and RoseStar Management LLC ("RoseStar"), the parent of RoseStar Southwest, entered into an Asset Management Agreement dated as of May 1, 1996 (the "RoseStar Management Agreement") pursuant to which Manager agreed to provide management services with respect to RoseStar's assets, including its interest as the lessee of the Marriott City Center Hotel in Denver, Colorado (the "Marriott Hotel") under a long-term lease agreement with the owner of that property. The Marriott Hotel is operated by a hotel management operator under a long-term operation or management agreement. Contemporaneously with the execution and delivery of this Agreement, RoseStar and Manager are amending and restating the RoseStar Management Agreement, on terms substantially identical with the terms of this Agreement, by entering into that certain Amended and Restated Asset Management Agreement of even date herewith (the "Restated RoseStar Management Agreement").

                 On August 31, 1997, effective as of July 31, 1997, all of RoseStar's equity owners sold 100% of the outstanding equity of RoseStar to Crescent Operating, Inc.

         C. RoseStar Southwest and Manager mutually desire to modify certain terms of the Original Southwest Management Agreement and to restate the modified agreement between RoseStar Southwest and Manager as set forth below.

         D. Manager and Wine Country Hotel, LLC ("WCH") entered into an Asset Management

Agreement dated as of November 19, 1996 (the "WCH Management Agreement"), pursuant to which Manager agreed to provide management services with respect to WCH's interest as lessee of the Sonoma Mission Inn and Spa in Sonoma, California (the "Resort") under a long-term lease agreement with the owner of that property (the "Resort Owner"). The Resort is operated by a management Operator under a long-term operation or management agreement.

         On August 31, 1997, effective as of July 31, 1997, all of WCH's equity owners sold 100% of the outstanding equity of WCH to RoseStar.

         Contemporaneously with the execution and delivery of this Agreement, WCH and Manager are amending and restating the WCH Management Agreement, on terms substantially identical with the terms of this Agreement, by entering into that certain Amended and Restated Asset Management Agreement of even date herewith (the "Restated WCH Management Agreement").

         Now therefore, for and in consideration of the premises and the mutual covenants herein contained and subject to the following terms and conditions, Manager and RoseStar Southwest agree to amend and restate the Original RoseStar Southwest Management Agreement as follows:

                                   ARTICLE 1

                                  APPOINTMENT

         1.1     Appointment to Manage Specific Assets and Supervise Hotel
Management.

                 (a) RoseStar Southwest hereby appoints Manager as exclusive manager of the assets of RoseStar Southwest listed in
         Schedule 1 attached hereto, including its interests under the Leases, and in connection therewith (i) to perform, to direct the performance of, or to supervise the performance of RoseStar Southwest's obligations under the Leases, (ii) to supervise the performance of the Operators, (iii) to promote, exercise, and protect the rights of RoseStar Southwest under the Leases and its contracts with the Operators, (iv) on behalf of RoseStar Southwest to deal with the Owners and the Operators, and (v) in general to oversee, preserve, protect, supervise, maintain, promote and utilize RoseStar Southwest's assets associated with or relating to the Hotels. In carrying out its duties, Manager (provided Manager shall have been provided by RoseStar Southwest the funding required of it under this Agreement) shall endeavor to assure that the Hotels are operated in an efficient and businesslike manner consistent with the standard, status and character of the Hotels as first class hotel properties, that revenues and net income from operation of the Hotels are maximized, and, subject to
         Section 3.3, to do and perform, or cause to be done and performed, all other activities customary and usual in connection with the management of RoseStar Southwest's Hotel properties.

                 (b) During the Management Period RoseStar Southwest at its discretion may offer to Manager the opportunity to manage the assets of one or more other hospitality properties (each a "Hospitality Property") hereafter acquired (by purchase or lease) by RoseStar Southwest or a subsidiary of RoseStar Southwest, the terms and conditions thereof to be substantially similar to this Agreement except that Manager's compensation shall be at the then prevailing market rate or such other rate mutually agreed upon by Manager and RoseStar Southwest.

                 (c) Nothing herein shall be construed to prohibit Manager from entering into, and RoseStar Southwest is aware that Manager may enter into, asset management agreements with owners and operators or lessees of other hotel or resort properties.

         1.2 Authority and Power. RoseStar Southwest hereby authorizes Manager, subject to Section 3.3, to exercise such powers with respect to the Leases, the Management Agreements and the interests and assets of RoseStar Southwest as may be necessary for the performance of Manager's obligations under the terms of this Agreement and Manager accepts such appointment under the terms and conditions hereinafter set forth. Except as expressly limited in
Section 3.3, Manager shall have plenary right and authority to commit or otherwise obligate RoseStar Southwest in all matters pertaining to the Leases or the Management Agreements.

         1.3 Independent Contractor. In performing its obligations hereunder, Manager shall be an independent contractor. Neither RoseStar Southwest nor Manager intends hereby to create a partnership, joint venture or trust or (except as provided elsewhere herein) to make either party hereto the agent of the other party hereto or to create any fiduciary relationship between RoseStar Southwest and Manager or to create any contractual relationship between RoseStar Southwest and Manager except as expressly created by this Agreement. Except as strictly provided herein, Manager shall not in any capacity become liable for any obligations, liabilities, losses or debts of RoseStar Southwest.

         1.4 Representation by Manager. Manager represents and warrants to RoseStar Southwest that by entering into and performing its obligations under this Agreement, Manager is not violating and will not violate any contractual, fiduciary or legal obligations or responsibilities to which it is or is likely to become subject, nor is it subject to any contractual, fiduciary or legal obligations or responsibilities which may reasonably be expected to interfere with its ability to perform its obligations under this Agreement.


                                   ARTICLE 2

                                      TERM

         Manager's duties and responsibilities under this Agreement shall begin on August 1, 1997, and unless otherwise terminated as provided in Article 7 hereof, shall continue through July 31, 2002 (the "Management Period").

                                   ARTICLE 3

                           MANAGER'S RESPONSIBILITIES

         3.1 Management of Hotel Assets Generally. Subject to Section 3.3, Manager, on behalf of RoseStar Southwest, shall implement, or cause to be implemented, the decisions of RoseStar Southwest with respect to the Leases, the Management Agreements and the Hotels; shall direct the performance of RoseStar Southwest's obligations under the Leases and the Management Agreements; and shall supervise the performance by the Operators of their respective obligations under the Management Agreements; including, without limitation: (a) formulating policies, strategies and tactics for carrying out RoseStar Southwest's duties under the Leases; (b) reviewing and supervising the performance by Operators of their respective contractual obligations to RoseStar Southwest with respect to the Hotels; (c) assembling, organizing and maintaining records of the Hotels' operations and activities; (d) maintaining permits and licenses required of RoseStar Southwest and necessary for the leasing of the Hotels; and (e) inspecting the Hotels to assure compliance by the Operators with their respective Management Agreements.

         3.2 Management of Hotel Assets Specifically. Without limiting the preceding and by way of illustration but not limitation, Manager shall, subject to Section 3.3, in a prudent, businesslike, skillful, and expeditious manner:

         (a) after consultation with RoseStar Southwest, obtain all licenses, permits, consents, and approvals ("Governmental Approvals") from any applicable governmental authorities and agencies necessary for RoseStar Southwest as lessee of the Hotels;

         (b) after consultation with RoseStar Southwest, obtain all consents and approvals ("Private Approvals") from any applicable associations, persons and other parties holding rights of consent and approval necessary for RoseStar Southwest as lessee of the Hotels;

         (c) deliver to RoseStar Southwest operating and capital budgets ("Operating and Capital Budgets") for the Hotels pursuant to Section 3.7;

         (d) prepare and submit to RoseStar Southwest upon its request (but not more frequently than monthly) written progress reports in form acceptable to RoseStar Southwest and reflecting significant developments affecting or relating to the Hotels and a comparison between budgeted and actual operations, all for the periods requested by RoseStar Southwest;

         (e) consult with RoseStar Southwest on all matters requiring Approval of RoseStar Southwest under or pursuant to Section 3.3 or elsewhere in this Agreement;

         (f) permit RoseStar Southwest to inspect and audit records of Manager pertaining to the Hotels and consult with Manager on matters pertaining to the Hotels;

         (g) coordinate, be responsible for, and, where necessary, assist RoseStar Southwest in obtaining or recovering payment for all credits, reimbursables or other funds payable to RoseStar Southwest in connection with the Leases;

         (h) advise RoseStar Southwest with respect to and with RoseStar Southwest's Approval implement, any challenge to the tax rates or assessments on or pertaining to the Hotels; and

         (i) comply with the Leases and the Management Agreements, including without limitation taking or causing Operators to take all actions in management of the Hotels as are required to be taken and refraining from taking any action that would cause RoseStar Southwest to breach or be in default of either Lease or Management Agreement.

         3.3 Approval of RoseStar Southwest Required. Manager shall not have authority or exercise power to take any of the following actions without first obtaining RoseStar Southwest's written approval or consent ("Approval"; an action shall be "Approved" if Approval has been granted), which may be given or withheld in RoseStar Southwest's sole discretion and judgement: (a) apply for, modify or renew a Governmental Approval and Private Approval, if RoseStar Southwest beforehand shall have requested Manager to discuss with it the propriety or advisability thereof, (b) enter into any agreement or transaction which may become a lien against either Hotel, a personal obligation of any member of RoseStar Southwest, or an obligation of RoseStar Southwest involving more than $25,000, (c) sue, defend, settle or compromise any claim by or against any third party, including but not limited to governmental or taxing authorities, or (d) take any other action for which Approval is elsewhere in this Agreement required, without first obtaining such Approval. Notwithstanding the preceding, RoseStar Southwest's Approval shall be deemed to have been given as to any action for which Manager shall have requested Approval in writing if RoseStar Southwest shall have neither given nor denied Approval within 20 days after its actual receipt of such written request.

         3.4 For RoseStar Southwest's Account. The services of Manager in performing its duties and providing services pursuant to this Agreement shall be for the account of RoseStar Southwest. Except for costs and obligations otherwise provided herein to be paid or borne by Manager, RoseStar Southwest agrees to be responsible for all costs, expenses, and disbursements incurred by Manager under the terms of this Agreement in providing asset management services hereunder and RoseStar Southwest agrees to provide all funding reasonably necessary for Manger to perform its asset management services under this Agreement; but without RoseStar Southwest's consent, Manager will not incur any expenses or make any expenditure except as required or permitted in this Agreement. Whenever Manager in good faith believes that emergency circumstances exist that require immediate actions to preserve RoseStar Southwest's assets or to protect RoseStar Southwest's rights under the Leases or its contracts with the Operators, then Manager shall take such actions and incur such reasonably necessary expenses and expenditures for the account of RoseStar Southwest, without undue delay, as Manager deems necessary under the circumstances; but Manager shall furnish RoseStar Southwest a complete reporting of such actions and expenses as promptly as practicable.

         3.5 Standards. In the performance of its obligations under this Agreement, the Manager shall exercise a high degree of skill, expertise, judgment and prudence. The Manager shall also act in the best interest of RoseStar Southwest with respect to the proper protection of and accounting for the Hotel properties of RoseStar Southwest. Manager will be deemed to have performed within the standards set forth herein if, in any action, Manager acted in good faith and in a manner it reasonably believed to be in the best interest of RoseStar Southwest and such action did not constitute, involve or result from gross negligence, willful or wanton misconduct, or a breach of a material provision of this Agreement.

         3.6 Financial Reports and Records. Manager shall keep proper and suitable books and records for either Hotel as reasonably required to protect RoseStar Southwest's assets from theft, error or fraudulent activity.

                 (a) Manager shall provide reports with respect to each Hotel as set forth in Exhibit A and such other reports as RoseStar Southwest may from time to time request.

                 (b) All financial statements and reports will be prepared in accordance with accounting principles established by RoseStar Southwest; if RoseStar Southwest does not specify accounting principles to be followed by Manager, then Manager shall keep books and records in accordance with the Uniform System of Accounts for Hotels as approved by the American Hotel Association.

                 (c) RoseStar Southwest or its representatives may, at any time, conduct examinations of the books and records maintained for RoseStar Southwest by Manager. RoseStar Southwest also may perform any and all additional audit tests relating to Manager's activities with respect to this Agreement at any appropriate place. Any and all such audits shall be at the sole expense of RoseStar Southwest subject, however, to RoseStar Southwest's indemnification rights. All books and records shall be preserved throughout the Management Period, upon termination of this Agreement shall be promptly delivered to RoseStar Southwest, and shall at all times remain the exclusive property of RoseStar Southwest.

         3.7 Budgets. Manager shall for each calendar year review, analyze, and critique the Operating and Capital Budgets prepared by the respective Operators and submit to RoseStar Southwest a report thereon together with Manager's recommendations thereon. The proposed Operating and Capital Budget shall be presented to RoseStar Southwest as required by the terms of the Management Agreements.

         3.8 Bank Accounts. Manager shall make timely deposits of cash receipts of RoseStar Southwest in operating accounts, in banks designated by RoseStar Southwest. At all times the funds deposited shall be the sole and exclusive property of RoseStar Southwest and shall not be commingled with the funds of Manager or any third party. Manager shall use the funds in the accounts solely for the purpose of management as provided under this Agreement.

         3.9 Collection of Income. Manager shall use diligent efforts to collect all income and payments due to RoseStar Southwest from operations of the Hotels.

         3.10 Compliance with Laws. Manager shall not in the performance of its services hereunder violate any federal, state, municipal or other governmental law, ordinance, rule or regulation. Manager shall immediately notify RoseStar Southwest of any known violation of any federal, state, municipal or other governmental law, ordinance, rule or regulation due to the structure, condition or operation of the Hotels or the activities therein. Manager shall obtain and maintain all permits and licenses required for RoseStar Southwest's lease of the Hotels. Manager shall not in performance of its services hereunder knowingly violate, and shall comply in all material respects with the terms of, the Leases, Management Agreements, mortgages, deeds of trust or other security instruments binding on RoseStar Southwest or affecting the Hotels. In the event of a conflict between the terms of any such document and the terms of this Agreement, Manager shall not take any action except to notify RoseStar Southwest and await RoseStar Southwest's instructions. Manager shall not be required to make any payment on its own behalf or incur any liability in order to comply with the terms or conditions of any such instruments.

         3.11 Notification of Litigation. If Manager shall be apprised of any claim, demand, suit or other legal proceeding made or instituted against RoseStar Southwest on account of any matter connected with either Hotel, Manager shall give RoseStar Southwest all information in its possession in respect thereof, and shall assist and cooperate with RoseStar Southwest in all reasonable respects in the defense of any such suit or other legal proceeding.

         3.12 Confidentiality. Manager acknowledges and agrees that all information about RoseStar Southwest or the Hotels provided to it is and will continue to be the exclusive property of RoseStar Southwest and agrees to keep all such information (other than information which is publicly known other than as a result of Manager's disclosure in violation of this Agreement) in strictest confidence except that limited disclosure may be made with the prior express consent of RoseStar Southwest, or as Manager determines in good faith is necessary to enable it to perform its obligations under this Agreement, or as required by law or judicial or regulatory process. The provisions of this
Section 3.12 shall survive termination of this Agreement.

         3.13 Notice of Breaches and Defaults. Manager shall notify RoseStar Southwest immediately upon becoming aware of a breach or default by Manager under this Agreement or the occurrence of an event which, with or without notice or the lapse of time or both, would entitle RoseStar Southwest to terminate this Agreement for cause.

         3.14 Personal Performance Requirement. This Agreement is based on the special skill and ability of Sanjay and Johanna Varma, as principals of the Manager, and the devotion by them of sufficient time to cause Manager to perform its obligations hereunder in a timely manner. Therefore, Sanjay and Johanna Varma each covenants to RoseStar Southwest that at least one of them shall at all times during the Management Period own in the aggregate a majority of the outstanding stock of Manager and shall serve as the most senior executive officer and member of the board of directors of

RoseStar Southwest, and Johanna Varma (and in her absence, Sanjay Varma) shall devote the substantial majority of her professional time and efforts to the Manager's business.


                                   ARTICLE 4

                               INSURANCE COVERAGE

         Manager shall procure and maintain at all times during the term of this Agreement workmen's compensation insurance coverage, in reasonable amounts, for the benefit of Manager. RoseStar Southwest shall add Manager to RoseStar Southwest's general liability insurance policy or policies as an additional insured at all times during the term of this Agreement.

                                   ARTICLE 5

                        COMPENSATION AND REIMBURSEMENTS

         5.1     Base Compensation.

                 (a) Subject to Section 5.1(b), Manager shall receive as consideration and remuneration for all its services under this Agreement a fee of $330,000 (the "Management Fee") for the first twelve months of the Management Period (that is, for the period from August 1, 1997 through July 31, 1998); for each subsequent twelve month period during the Management Period, a cost of living adjustment will be determined as of the beginning of that period and applied to the Management Fee for that period as follows: the Management Fee will be increased (but not decreased) by an amount equal to the product calculated by multiplying the Management Fee for the immediately preceding 12 months, times the percentage increase for such calendar year of the Consumer Price Index for Urban Consumers [Fort Worth - Arlington Metro Area] -- All Items Index, published by the US Department of Labor, Bureau of Labor Standards. The Management Fee will be payable in advance in equal monthly installments (each a "Monthly Installment") as follows: the Monthly Installment for the month of September 1997 shall be paid directly to Manager not later than September 5, 1997; the Monthly Installment for each succeeding month during the Management Period shall be paid directly to the Manager by the 20th day of the immediately preceding month. Any Monthly Installment not paid when due shall bear simple interest at 18% per annum from and after the due date until paid; additionally, for any Monthly Installment not paid by the first day of the month to which it relates, RoseStar Southwest shall become obligated to immediately pay Manager a late charge equal to ten percent of the amount of such Monthly Installment (exclusive of interest accrued thereon). Prior to execution of this Agreement, Manager received a partial payment of the Management Fee for August 1997; RoseStar Southwest shall pay the remaining balance of the August Management Fee by September 5, 1997.

                 (b) In the event of the termination, for any reason, of either or both of the Leases, then RoseStar Southwest shall have the right to substitute in place of the terminated Lease any other lease of another hotel or resort property (but the Management Fee, as adjusted pursuant to Section 5.1(a), shall not be affected by termination of any of the Leases or by the substitution in place of a terminated Lease of a lease of another hotel or resort property).

         5.2 Bonuses. Not less frequently than each anniversary date of this Agreement, RoseStar Southwest shall give due and fair consideration to determining whether Manager's performance under this Agreement and the resulting financial benefits to RoseStar Southwest merit, in RoseStar Southwest's discretion, additional compensation in the form of a cash bonus or other remuneration.

         5.3 Manager's Costs to be Reimbursed. During the Management Period, Manager will be entitled to reimbursement for reasonable out of pocket expenses in excess of $41,800 per year that its personnel incur in accordance with this Agreement in travel to and from the Hotels in performing its services hereunder. RoseStar Southwest shall reimburse Manager for such expenses within 30 days following actual receipt of itemized invoices of such expenses.


                                   ARTICLE 6

                                  TERMINATION

         6.1 Termination by RoseStar Southwest for Cause. RoseStar Southwest shall have the right to immediately terminate this Agreement, without recourse by Manager except as provided in Section 6.5(b), in the event Manager commits any act which is a breach of a material provision of this Agreement and which constitutes an act of gross negligence, willful or wanton misconduct or is in material violation of any mortgage, deed of trust, or other security instrument, equipment lease, insurance contract, or other material contract or agreement affecting either Hotel, and which is not cured within 20 days after written demand by RoseStar Southwest to Manager (provided, that RoseStar Southwest shall not be required to give Manager an opportunity to cure if in RoseStar Southwest's good faith judgment its rights or interests are likely to be materially prejudiced by delay). In addition, RoseStar Southwest shall have the right to terminate this Agreement upon at least 90 days notice, without recourse by Manager except as provided in Section 6.5(b), in the event:

                 (a) Manager shall apply for or consent to the appointment of a receiver, trustee, or liquidator of Manager or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against Manager in any bankruptcy, reorganization, or insolvency proceeding, or of an order, judgment, or on the application of a creditor, a decree shall be entered by any court of competent jurisdiction adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee, or liquidator of Manager or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 consecutive days; or

                 (b) The latter of Sanjay Varma and Johanna Varma, principals of Manager, dies, becomes permanently disabled or incapacitated (and an individual shall be deemed "permanently disabled or incapacitated" if he or she is unable to complete his or her duties for 60 days in any consecutive 90 day period), or ceases to engage personally in performing the Manager's obligations under this Agreement.

In the event RoseStar Southwest terminates this Agreement under Subsection (b) above based upon the death, disability and/or incapacity of the Varmas, then RoseStar Southwest shall pay Manager the Termination Fee (as calculated in
Section 6.2).

         6.2 Termination by RoseStar Southwest Without Cause. In addition to the termination rights set forth in Section 6.1, this Agreement may be terminated by RoseStar Southwest without cause:

         (a) at any time prior to January 31, 2000 (the "Guaranteed Date"), by giving Manager written notice of termination (the date of such notice is called the "Termination Date") and delivering to Manager a lump sum cash payment (the "Termination Fee") equal to the greater of
         (i) the Value of the Management Fee for the period from the Termination Date through the Guaranteed Date (the "Remaining Period") and (ii) the product realized by multiplying the amount of the most recent Monthly Installment by 6. For purpose of this Section 6.2(a), the "Value" of the Management Fee shall be calculated as the sum of the Monthly Installments which, if this Agreement had not been terminated under this Section 6.2(a), would become payable to Manager during the Remaining Period (assuming that this Agreement would not otherwise have been terminated prior to the Guaranteed Date and assuming that the percentage increase in the Consumer Price Index for each year during the Remaining Period is four percent); and

         (b) at any time after the Guaranteed Date, upon six months prior written notice delivered to Manager.

Subject to Section 6.5(b), except for the right to receive payment of the Termination Fee, Manager shall have no claim, right or cause of action against RoseStar Southwest arising out of its termination of this Agreement pursuant to the provisions of this Section 6.2. The provisions of this Section 6.2 shall survive termination of this Agreement.

         6.3     Termination by Manager.

                 (a) Manager may at any time after the Guaranteed Date notify RoseStar Southwest in writing that Manager intends to resign on a specified date after the expiration of at least 6 months following the date of such notification (the "Resignation Date"). RoseStar Southwest shall have no obligation to pay Manager any compensation hereunder with respect to any period following the Resignation Date and Manager, by so resigning, will forfeit all claims to any compensation with respect to any period following the Resignation Date.

                 (b) Manager shall have the right to immediately terminate this Agreement, without recourse by RoseStar Southwest except as provided in Section 6.5(b), in the event RoseStar terminates the Restated RoseStar Management Agreement without cause (as provided in the Restated RoseStar Management Agreement) or WCH terminates the Restated WCH Management Agreement without cause (as provided in the Restated WCH Management Agreement), but Manager's right shall expire unless exercised within 30 days following the date on which either RoseStar terminates the Restated RoseStar Management Agreement or WCH terminates the Restated WCH Management Agreement. In the event RoseStar terminates the Restated RoseStar Management Agreement without cause (as provided in the Restated RoseStar Management Agreement) or WCH terminates the Restated WCH Management Agreement without cause (as provided in the Restated WCH Management Agreement) and Manager timely exercises its right to terminate this Agreement, then the provisions of Section 6.2 shall apply to the termination of this Agreement as if RoseStar Southwest had terminated this Agreement without cause as of the date of termination of the Restated RoseStar Management Agreement or as of the date of termination of the Restated WCH Management Agreement, as applicable.

                 (c) Manager shall have the right to immediately terminate this Agreement, without recourse by RoseStar Southwest except as provided in Section 6.5(b), in the event RoseStar Southwest commits any act which is a breach of a material provision of this Agreement and which constitutes an act of gross negligence, willful or wanton misconduct or is in material violation of any mortgage, deed of trust, or other security instrument, equipment lease, insurance contract, or other material contract or agreement affecting either Hotel, and which is not cured within 20 days after written demand by Manager to RoseStar Southwest (provided, that Manager shall not be required to give RoseStar Southwest an opportunity to cure if in Manager's good faith judgment its rights or interests are likely to be materially prejudiced by delay). In addition, Manager shall have the right to terminate this Agreement upon at least 90 days notice, without recourse by RoseStar Southwest except as provided in Section 6.5(b), in the event RoseStar Southwest shall apply for or consent to the appointment of a receiver, trustee, or liquidator of RoseStar Southwest or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against RoseStar Southwest in any bankruptcy, reorganization, or insolvency proceeding, or of an order, judgment, or on the application of a creditor, a decree shall be entered by any court of competent jurisdiction adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of RoseStar Southwest or appointing a receiver, trustee, or liquidator of RoseStar Southwest or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 consecutive days.

         6.4     Intentionally Deleted.

         6.5     Effect of Termination.

                 (a) Upon the termination of this Agreement, RoseStar Southwest's obligation to pay Manager the Management Fee shall cease upon the date of termination or resignation (the "Termination Date"), and except as provided herein, the parties shall have no further rights or obligations to the other.

                 (b) Notwithstanding the foregoing, the termination of this Agreement shall not affect (i) the rights of RoseStar Southwest or Manager with respect to any damages at law or in equity either may have suffered as a result of any breach of the Agreement by the other party hereto, (ii) the rights of RoseStar Southwest or Manager with respect to liability or claims accrued (including but not limited to reimbursement rights), or arising out of events occurring, prior to the Termination Date, (iii) the indemnification or exoneration rights of Manager set forth in Sections 8.5 and 8.6, (iv) the confidentiality obligations of Manager under Section 3.12, (v) the obligations of Manager under Section 6.6 of this Agreement, (vi) the obligations of Manager and its principals under Section 1.1(b), which shall survive as provided therein, and (vii) the provisions of this Section 6.5 and of Section 6.2. The provisions of this Section 6.5 and of Sections 6.2, 6.3, 6.6, 3.12, 8.5 and 8.6 shall survive termination of this Agreement.

                 (c) Neither party to this Agreement shall be liable to any other party hereto for consequential or punitive damages arising as a result of a breach of this Agreement.

         6.6 Final Accounting. Upon termination of this Agreement for any reason, Manager shall not take or destroy any books, records, contracts, receipts for deposits, unpaid bills, and other papers, documents or properties and operating and maintenance information which relate to either Hotel, either Lease or either Management Agreement or any personal property or equipment of either Hotel. Manager shall convey to RoseStar Southwest all books and records pertaining to the Hotels, the Leases or Management Agreements in its possession or under its control and make a final accounting as promptly as practicable but in no event later than 60 days following the Termination Date. Manager shall cooperate with RoseStar Southwest and Manager's successor to assign contracts, transfer management responsibilities, and otherwise to make best efforts to assure continued asset management services without interruption; without limiting the foregoing, Manager shall not take any actions which might reasonably be expected to interfere with or damage the continued operations of the Hotels or their reputation and shall not make any disparaging public remarks about the either Hotel, RoseStar Southwest, or Manager's successor. The provisions of this Section 6.6 shall survive termination of this Agreement.




                                   ARTICLE 7

                                   ASSIGNMENT

         7.1 No Assignment by Manager or RoseStar Southwest. This is a personal services contract. Manager may not assign its rights and obligations hereunder without the prior written consent of RoseStar Southwest. RoseStar Southwest may not assign its rights or obligations hereunder without the prior written consent of Manager. The assignment of this Agreement by RoseStar Southwest with Manager's consent shall not be deemed to terminate this Agreement or to give Manager any right to receive a Termination Fee.

         7.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives, successors, and assigns.


                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Modification and Changes. This Agreement cannot be altered, amended, or modified except by another agreement in writing signed by Manager and RoseStar Southwest.

         8.2     Understandings and Agreements. This Agreement (including
Schedule 1 and Exhibit A attached hereto, which are incorporated herein by reference) constitutes all of the understandings and agreements of whatsoever nature or kind existing between the parties with respect to Manager's asset management services to RoseStar Southwest in connection with the Hotels. The Original RoseStar Southwest Management Agreement is superseded in its entirety by this Agreement.

         8.3 Waiver. No consent or waiver, express or implied, by any party to this Agreement to or for any breach or default by any other party to this Agreement in the performance by such other party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Agreement. Failure on the part of any party to this Agreement to complain of any act or failure to act of any other party to this Agreement or to declare any other party in default, regardless of how long such failure continues, shall not constitute a waiver by such party of his or its rights hereunder.

         8.4 Headings. The Article and Section headings contained herein are for convenience or reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

         8.5 Indemnification of Manager. Subject to the last paragraph of this Section 8.5, RoseStar Southwest shall indemnify and hold harmless the Manager as follows:

                 (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, to which Manager was or is a party or is threatened to be made a party involving an alleged cause of action arising from the activities of Manager and which activities were on behalf of RoseStar Southwest or either Hotel or any appeal in such action, suit or proceeding or in any inquiry or investigation that could lead to such an action, suit or proceeding, RoseStar Southwest shall (except as otherwise provided in Section 8.5(c) below) indemnify Manager against any and all losses, claims, demands, liabilities, costs and expenses, including reasonable attorneys' fees, accountant's fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Manager in connection with such action, suit or proceeding, (collectively "Losses"), WHETHER OR NOT RESULTING FROM OR ARISING OUT OF MANAGER'S MERE NEGLIGENCE, provided that (i) Manager acted in good faith, (ii) Manager acted in a manner it reasonably believed to be in the best interests of RoseStar Southwest, and (iii) Manager's conduct does not constitute a breach of a material provision of this Agreement and an act of gross negligence or willful or wanton misconduct or a material violation of any mortgage, deed of trust, or other security instrument, equipment lease, insurance contract or other material contract or agreement affecting either Hotel. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, determine or create a presumption that Manager did not act in good faith and in a manner that he or it reasonably believed to be in the best interests of RoseStar Southwest, nor shall any such termination of a proceeding, of itself, determine or create a presumption that Manager was grossly negligent or was guilty of willful or wanton misconduct or a breach of a material provision of this Agreement unless a specific finding to such effect is included in such judgment, order, settlement, conviction or plea.

                 (b) With respect to matters as to which Manager is entitled to indemnification hereunder, all reasonable expenses (including reasonable legal fees and expenses) incurred in defending any proceeding shall be paid by RoseStar Southwest in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of Manager to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that Manager is not entitled to be indemnified by RoseStar Southwest as authorized hereunder.

                 (c) Any such indemnification shall be made only out of the assets of RoseStar Southwest, and in no event may Manager subject the members, managers, officers, directors, employees, affiliates or agents of RoseStar Southwest to personal liability by reason of these indemnification provisions.

                 (d) The indemnification provided by this Section 8.5 shall be in addition to any other rights to which Manager may be entitled, in any capacity, under any agreement, as a matter of law or otherwise and shall inure to the benefit of the heirs, successors, assigns and administrators of Manager.

                 (e) Manager shall not be denied indemnification in whole or in part under this Section 8.5 because Manager had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 (f) The provisions of this Section 8.5 shall survive any termination of this Agreement.

Despite the foregoing, RoseStar Southwest shall have no obligation to indemnify Manager under this Section 8.5 if and to the extent that Damages arise as a result of or relate to Manager's bad faith, breach of this Agreement or out of Manager's willful or wanton misconduct or gross negligence.

         8.6 Exoneration. Manager shall not be liable for obligations, liabilities, losses or debts of RoseStar Southwest or damages caused by or resulting from actions or omissions of RoseStar Southwest, except if and to the extent of obligations, liabilities, losses, debts or damages that arise as a result of or relate to Manager's bad faith, breach of this Agreement or out of Manager's willful or wanton misconduct or gross negligence. Furthermore, Manager shall not be liable to RoseStar Southwest for mistakes in judgement, for actions or inactions taken or omitted for a purpose which Manager in good faith reasonably believed to be in the best interest of RoseStar Southwest, for losses due to mistake, action or omission of any agent provided that he shall have been selected and monitored by Manager in good faith, if the same do not result from or involve gross negligence, willful or wanton misconduct, or breach of a material provision of this Agreement. The provisions of this
Section 8.6 shall survive any termination of this Agreement.

         8.7 Third Parties. None of the obligations hereunder of either party shall run to or be enforceable by any party other than the other party to this Agreement or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

         8.8 Governing Law. THE VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

         8.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

         8.11 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States first class mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission, or by sending the same by reputable overnight courier. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission, on the third business day following the date on which it is so mailed, or on the business day next following the date on which it is sent by overnight courier. For purposes of notice, the addresses of the parties shall be:

                 If to RoseStar Southwest:         RoseStar Southwest, LLC
                                                   Fort Worth, Texas 76102
                                                   Attention: ______________
                                                   Facsimile: ______________

                 If to Manager:                    The Varma Group, Inc.
                                                   777 Main Street, Suite 2680
                                                   Fort Worth, Texas 76102
                                                   Facsimile: 817 878 0469
                                                   Attention: Johanna Varma

Any party may change its address for notice by written notice given to the other parties in accordance with this section.

         8.12 Arbitration. Upon the demand of either party, whether made before or after the institution of any judicial proceeding, any controversy or claim whatsoever arising out of or relating to this Agreement or the breach or alleged breach thereof, the performance or nonperformance of any terms hereof, or the relationship between the parties created by or arising out of this Agreement, shall be settled by binding arbitration in Fort Worth, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, this Asset Management Agreement is executed as of the date first above written.

                                   RoseStar Southwest:

                                   ROSESTAR SOUTHWEST, LLC

                                   By: RSSW Corp., sole managing member

                                   By:
                                      ---------------------------------------
                                   Its:
                                      ---------------------------------------


                                   MANAGER:

                                   THE VARMA GROUP, INC.

                                   By:
                                      ---------------------------------------
                                      Johanna Varma, President

                                   SCHEDULE 1

                                 Managed Assets

         1. RoseStar Southwest's interests as lessee under that Amended and Restated Lease Agreement dated January 1, 1996, between Crescent Real Estate Funding II, L. P. and RoseStar Management, LLC, which subsequently assigned its interests to RoseStar Southwest; as amended by that First Amendment dated April 1, 1996.

         2. RoseStar Southwest's interests as lessee under that Lease Agreement dated December 19, 1995 between Crescent Real Estate Equities Limited Partnership (which subsequently assigned its interest to Crescent Real Estate Equities Funding II, L. P.) and RoseStar Management, LLC (which subsequently assigned its interest to RoseStar Southwest); as amended by that First Amendment dated April 1, 1996 and that Second Amendment dated November 22, 1996.

                                  EXHIBIT "A"

                                    Reports


In accordance with Section 3.6, Manager shall prepare and submit to RoseStar the following reports with respect to each Hotel:

             A.      Financial Statements as required by the applicable Lease
             B.      Capital Projects progress reports
             C. Comparisons of actual to projected operational results and budgets